Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


STEVEN J. ZAFFOS
CERTIFIED PUBLIC ACCOUNTANT

5 EVON DRIVE
SYOSSET, NEW YORK  11791-6311


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TELEPHONE  (516) 364-4028
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                                                              June 12, 1998
Mr. Timothy Moran
Apple Sports, Inc. and Subsidiaries
Apple Golf Shoes, Inc.

Via Fax


Tim,

This is to inform you that as of June 12, 1998, I have completed the necessary procedures as described in AU Sections 711 and 560.12 of the AICPA Professional Standards Guide concerning the audited financial statements of Apple Sports Inc. and Subsidiaries and Apple Golf Shoes Inc. for the year ending December 31, 1997.

I have concluded that there are no events that have occurred subsequent to the date of my Independent Auditor's Report that have a material effect on the audited financial statements in order to keep them from being misleading.

I agree to the inclusion in the Current Report Form 8-K, and incorporation by reference in Form S-3 Registration Statement of Empire of Carolina, Inc., of my report, dated March 3, 1998, on my audit of the financial statements of Apple Sports, Inc. and Subsidiaries for the year ending December 31, 1997, and my report, dated March 12, 1997, on my audit of the financial statements of Apple Sports, Inc. and Subsidiaries for the year ending December 31, 1996.

I also agree to the inclusion in the Current Report Form 8-K, and incorporation by reference in Form S-3 Registration Statement of Empire of Carolina, Inc., of my report, dated March 3, 1998, on my audit of the financial statements of Apple Golf Shoes, Inc. for the year ending December 31, 1997, and my report, dated March 12, 1997, on my audit of the financial statements of Apple Golf Shoes, Inc. for the year ending December 31, 1996.


                                             Respectfully submitted,

                                             /s/ Steven J Zaffos
                                             -------------------
                                             Steven J Zaffos
                                             Certified Public Accountant

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